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                           ARTICLES SUPPLEMENTARY


          DREYFUS PREMIER EQUITY FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street,

Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by two hundred million (200,000,000) shares of Common Stock, $1.00 par value per share, with an aggregate par value of two hundred million dollars ($200,000,000), all of which shall be classified as shares of Dreyfus Premier Market Neutral Fund (the "Fund" and together with the other investment portfolios of the Corporation, the "Funds"), of which fifty million (50,000,000) of such shares shall be Class A Common Stock, fifty million (50,000,000) of such shares shall be Class B Common Stock, fifty million (50,000,000) of such shares shall be Class C Common Stock and fifty million (50,000,000) of such shares shall be Class R Common Stock of the Fund.

          SECOND: The shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class R Common Stock of the Fund have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

          (1) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class A, Class B, Class C and Class R Common Stock of the Fund shall be determined separately from each other and from the other investment portfolios of the Corporation and, accordingly, the Fund's net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the Fund's stock may vary from class to class and from classes of other investment portfolios of the Corporation. Except for these differences, and certain other differences hereinafter set forth, each class of the Fund's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

          (2) Assets of the Fund attributable to the Class A, Class B, Class C and Class R Common Stock of the Fund shall be invested in the same investment portfolio of the Fund.

          (3) The proceeds of the redemption of the shares of any class of stock of the Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

          (4) At such times (which may vary between and among the holders of particular classes) as may be determined by the Board of Directors or, with the authorization of the Board of Directors, by the officers of the Corporation, in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder and applicable rules and regulations of the NASD and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of the Fund may be automatically converted into shares of another class of stock of the Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

          (5) The dividends and distributions of investment income and capital gains with respect to each class of stock of the Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock of the Fund to reflect differing allocations of the expenses of the Fund among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

          (6) Except as may otherwise be required by law, the holders of each class of stock of the Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

          THIRD: Immediately before the increase in the aggregate number of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue eight hundred million (800,000,000) shares of stock, all of which were shares of Common Stock, having a par value of one dollar ($1.00) each, and an aggregate par value of eight hundred million dollars ($800,000,000), consisting of one hundred million (100,000,000) shares of Class A Common Stock of Dreyfus Premier Aggressive Growth Fund, one hundred million (100,000,000) shares of Class B Common Stock of Dreyfus Premier Aggressive Growth Fund, one hundred million (100,000,000) shares of Class C Common Stock of Dreyfus Premier Aggressive Growth Fund, one hundred million (100,000,000) shares of Class R Common Stock of Dreyfus Premier Aggressive Growth Fund, fifty million (50,000,000) shares of Class A Common Stock of Dreyfus Premier Growth and Income Fund, fifty million (50,000,000) shares of Class B Common Stock of Dreyfus Premier Growth and Income Fund, fifty million (50,000,000) shares of Class C Common Stock of Dreyfus Premier Growth and Income Fund, fifty million (50,000,000) shares of Class R Common Stock of Dreyfus Premier Growth and Income Fund, fifty million (50,000,000) shares of Class A Common Stock of Dreyfus Premier Emerging Markets Fund, fifty million (50,000,000) shares of Class B Common Stock of Dreyfus Premier Emerging Markets Fund, fifty million (50,000,000) shares of Class C Common Stock of Dreyfus Premier Emerging Markets Fund and fifty million (50,000,000) shares of Class R Common Stock of Dreyfus Premier Emerging Markets Fund.

          FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is one billion (1,000,000,000) shares, all of which are shares of Common Stock, with a par value of one dollar ($1.00) per share, having an aggregate par value of one billion dollars ($1,000,000,000), of which four hundred million (400,000,000) shares are classified as shares of Dreyfus Premier Aggressive Growth Fund, two hundred million (200,000,000) shares are classified as shares of Dreyfus Premier Growth and Income Fund, two hundred million (200,000,000) shares are classified as shares of Dreyfus Premier Emerging Markets Fund and two hundred million (200,000,000) shares are classified as shares of Dreyfus Premier Market Neutral Fund. Each of the four Funds have further classified their shares into Class A shares, Class B shares, Class C shares and Class R shares, with each such class consisting of one hundred million (100,000,000) shares with respect to Dreyfus Premier Aggressive Growth Fund and fifty million (50,000,000) shares with respect to each of Dreyfus Premier Growth and Income Fund, Dreyfus Premier Emerging Markets Fund and Dreyfus Premier Market Neutral Fund.

          FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

          SIXTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.

          The Undersigned Vice President acknowledges these Articles

Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles are true in all material respects and that this statement is made under penalties of perjury.

          IN WITNESS WHEREOF, Dreyfus Premier Equity Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on June __,

1998.


                              DREYFUS PREMIER EQUITY FUNDS, INC.


                              By: ____________________________________
                                     ____________________________________,
                                     Vice President


Witness:


_______________________________
_______________________________,
Assistant Secretary